    As filed with the Securities and Exchange Commission on February 20, 1998
                                                       Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           EDUTREK INTERNATIONAL, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                        Georgia                             58-2255472
           ---------------------------------     -------------------------------
             (State or other jurisdiction        (I.R.S. Employer Identification
           of incorporation or organization)                  Number)

             3340 Peachtree Road, Suite 2000, Atlanta, Georgia 30326
           -----------------------------------------------------------
            (Address of Principal Executive Offices)       (Zip Code)

                      AMERICAN INTERCONTINENTAL UNIVERSITY
                         401(k) RETIREMENT SAVINGS PLAN
                        --------------------------------
                            (Full Title of the Plan)

                                  Steve Bostic
                      Chairman and Chief Executive Officer
                           EduTrek International, Inc.
                         3340 Peachtree Road, Suite 2000
                             Atlanta, Georgia 30326
                                 (404) 812-8200

                             ----------------------
                   (Name, address, telephone number, including
                        area code, of agent for service)

                             ----------------------
                              Copies Requested to:
                            Arthur Jay Schwartz, Esq.
                         Smith, Gambrell & Russell, LLP
                            Promenade II, Suite 3100
                           1230 Peachtree Road, N.E.
                           Atlanta, Georgia 30309-3592
                                 (404) 815-3500

                             ----------------------
                         CALCULATION OF REGISTRATION FEE

==========================================================================================================
                                              Proposed Maximum       Proposed Maximum
 Title of Securities         Amount to be    Offering Price Per     Aggregate Offering       Amount of
  to be Registered          Registered(1)         Share(2)               Price(2)        Registration Fee
----------------------------------------------------------------------------------------------------------
Shares of Class A
Common Stock and               30,000             $24.1875               $725,625.00          $215.00
interests of participation     Shares
in the Plan
----------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the American Intercontinental University 401(k) Retirement and Savings Plan described herein.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) based upon the average of the bid and asked price of the Class A Common Stock on the Nasdaq National Market System on February 17, 1998. Pursuant to Rule 457(h), no separate fee is required with respect to the registration of the participation interests.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

         The documents listed below are hereby incorporated by reference into this Registration Statement, and all documents subsequently filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Securities and Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents:

1. The Company's Prospectus, dated September 23, 1997, as filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended;
2. The Company's Quarterly Report on Form 10-Q for the quarter ended November 30, 1997;
3. The Company's Quarterly Report on Form 10-Q for the quarter ended August 31, 1997;
4. The Company's Amendment No. 1 on Form 10-Q/A to its Quarterly Report on Form 10-Q for the quarter ended August 31, 1997;
5. The Company's Current Report on Form 8-K filed with the Commission on December 18, 1997; and
6. The description of the Company's Class A Common Stock contained in the Company's Registration Statement on Form 8-A as filed with the Commission on August 22, 1997 and declared effective by the Commission on September 23, 1997.

ITEM 4.           DESCRIPTION OF SECURITIES.

         No response is required to this item.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

         No response is required to this item.

ITEM 6.           INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         As provided under Georgia law, the Company's Articles of Incorporation provide that a Director shall not be personally liable to the Company or its shareholders for monetary damages, for breach of duty of care or any other fiduciary duty owed to the Company as a Director, except that such provisions shall not eliminate or limit the liability of a Director for (a) any appropriation, in violation of his or her duties, of any business opportunity of the Company; (b) acts or omissions that involve intentional misconduct or a knowing violation of law; (c) unlawful corporate distributions; or (d) any transaction from which the Director received an improper personal benefit. If applicable law is amended to authorize corporate action further eliminating or limiting the liability of Directors, the liability of each Director of the Company shall be eliminated or limited to the fullest extent permitted by applicable law. Article VI of the Company's Bylaws provides that the Company shall indemnify a Director who has been successful in the defense of any proceeding to which he or she was a party or in defense of any claim, issue or matter therein because he or she is or was a Director of the Company, against reasonable expenses incurred by him or her in connection with such defense.

         The Company's Bylaws also provide that the Company may indemnify any Director, officer, employee or agent made a party to a proceeding because he or she is or was a Director, officer, employee or agent against liability incurred in the proceeding if he or she acted in a manner he or she believed in good faith to be in or not opposed to the best interests of the Company and, in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Determination concerning whether or not the applicable standard of conduct has been met can be made by (a) a disinterested majority of the Board of Directors; (b) a majority of a committee of disinterested Directors; (c) independent legal counsel; or (d) an affirmative vote of a majority of shares held by disinterested shareholders. No indemnification may be made to or on behalf of a Director, officer, employee or agent (1) in connection with a proceeding by or in the right of the Company in which such person was adjudged liable to the Company, or (2) in connection with any other proceeding in which such person was adjudged liable on the basis that personal benefit was improperly received by him or her.

         The Company may, if authorized by its shareholders by a majority of votes which would be entitled to be cast in a vote to amend the Company's Articles of Incorporation, indemnify or obligate itself to indemnify a Director, officer, employee or agent made a party to a proceeding, including a proceeding brought by or in the right of the Company.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

         No response to this Item is required.

ITEM 8.           EXHIBITS.

         The following exhibits are filed with this Registration Statement. The exhibit number corresponds to the exhibit number in the referenced document. Pursuant to Item 8(b), the Company has submitted the American Intercontinental University 401(k) Retirement Savings Plan to the Internal Revenue Service and has made such changes required by the IRS in order to qualify the Plan.

         EXHIBIT
         NUMBER            DESCRIPTION OF EXHIBIT
         -------           ----------------------
         4.1               American Intercontinental University 401(k)
                           Retirement Savings Plan.

         4.2               American Intercontinental University 401(k)
                           Retirement Savings Plan Adoption Agreement.

         5.1               Opinion of Smith, Gambrell & Russell, LLP.

         23.1              Consent of Deloitte & Touche LLP.

         23.2 Consent of Smith, Gambrell & Russell, LLP (contained in its opinion filed as exhibit 5.1).

         24.1 Powers of Attorney (contained on the signature page to this Registration Statement).

ITEM 9.           UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
         Statement:

                           (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to rule 424(b), if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, and each filing of any employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934, that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Atlanta, State of Georgia, on the 19th day of February, 1998.

                                EDUTREK INTERNATIONAL, INC.


                                By:      /s/ Steve Bostic
                                   ---------------------------------------------
                                                   Steve Bostic
                                       Chairman and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steve Bostic, Donald J. Blankers and Douglas C. Chait and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him, in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, including a Registration Statement filed under Rule 462(b) of the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

           SIGNATURE                            TITLE                                 DATE
           ---------                            -----                                 ----
 /s/ Steve Bostic                   Chairman and Chief Executive                 February 19, 1998
------------------------------      Officer (principal executive
Steve Bostic                        officer)

 /s/ Stephen G. Franklin, Sr.       President, Chief Academic                    February 19, 1998
------------------------------      Officer and Director
Stephen G. Franklin, Sr.

 /s/ Donald J. Blankers             Chief Financial Officer (principal           February 19, 1998
------------------------------      financial officer and accounting
Donald J. Blankers                  officer)

 /s/ Paul D. Beckman                Director                                     February 19, 1998
------------------------------
Paul D. Beckman

                                    Director                                     February __, 1998
------------------------------
Fred C. Davison

 /s/ Gaylen D. Kemp                 Director                                     February 19, 1998
------------------------------
Gaylen D. Kemp

           SIGNATURE                            TITLE                                 DATE
           ---------                            -----                                 ----
                                                Director                         February ____, 1998
------------------------------
J. Robert Fitzgerald

                                                Director                         February ___, 1998
------------------------------
Gerald Tellefsen

 /s/ Ronald Hogan                               Director                         February 19, 1998
------------------------------
Ronald P. Hogan


          The Plan. Pursuant to the requirements of the Securities Act of 1933, as amended, the trustees have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Atlanta, State of Georgia, on the 19th day of February, 1998.

          American Intercontinental University 401(k) Retirement Savings Plan




                                       By:   /s/ Barbara S. Butterfield
                                          -------------------------------------
                                                 Barbara S. Butterfield,
                                                 Chief Human Resorces Officer



                                       By:   /s/ Don Blankers
                                          -------------------------------------
                                                 Don Blankers, Vice President
                                                 Chief Financial Officer



                                       By:    /s/ Doug Chait
                                          -------------------------------------
                                                 Doug Chait, Vice President,
                                                 Corporate Development

                                  Exhibit Index

EXHIBIT
NUMBER                                DESCRIPTION OF EXHIBIT
------                                ----------------------
4.1               American Intercontinental University 401(k) Retirement Savings
                  Plan.

4.2               American Intercontinental University 401(k) Retirement Savings
                  Plan Adoption Agreement.

5.1               Opinion of Smith, Gambrell & Russell, LLP.

23.1              Consent of Deloitte & Touche, LLP.